Exhibit 99.1

ASPENBIO PHARMA ANNOUNCES REGISTERED DIRECT
COMMON STOCK AND WARRANT OFFERING OF $10.0 MILLION

Castle Rock, CO, April 30, 2010 – AspenBio Pharma, Inc. (NASDAQ Capital Market: APPY) announced today that it has entered into definitive agreements with certain new and existing institutional investors to sell an aggregate of 2,409,639 units, with each unit consisting of (i) one share of its common stock, no par value per share (“Common Stock”) and (ii) one warrant to purchase 0.285 shares of Common Stock, in a registered direct offering for gross proceeds of approximately $10.0 million, before deducting placement agent’s fees and estimated offering expenses. The investors have agreed to purchase the units for a negotiated price of $4.15 per unit. The per share exercise price of the warrants is $4.82. The warrants are exercisable beginning on the date of closing of this offering and will expire on the date that is eight months from the date of closing.

The securities described above are being offered directly by AspenBio Pharma pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The company anticipates that the net proceeds from the offering will be used for product development, 501(k) submission related activities, working capital and general corporate purposes. The closing of this offering is expected to occur on or about May 5, 2010, subject to the satisfaction of customary closing conditions.

Lazard Capital Markets LLC served as the sole placement agent for the offering and ThinkEquity LLC served as a financial advisor on the offering. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov or from Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any state or jurisdiction.

About AspenBio Pharma

AspenBio Pharma, Inc. (APPY) is developing and commercializing innovative products that address unmet diagnostic and therapeutic needs. The company’s lead product candidate, AppyScore™, is a novel, blood-based diagnostic test that evaluates patients suspected of having acute appendicitis and addresses the difficult challenge of properly diagnosing appendicitis in the hospital emergency department setting. For more information, please visit www.aspenbiopharma.com

Forward-Looking Statements

This news release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding actual trial results, the ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test and other new products, including its animal health drugs, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice President and Vice Chairman
Tel 303-722-4008